Exhibit 4.2
                                                            Warrant to Purchase
                                                               **________**
WE-1                                                      Shares of Common Stock

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH
ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          VOID AFTER 5:30 P.M. NEW YORK CITY TIME ON ________ __, 200_

                     SERIES E COMMON STOCK PURCHASE WARRANT
                                       OF
                           NETSMART TECHNOLOGIES, INC.

This is to certify that, FOR VALUE RECEIVED, Newbridge Securities Corporation or registered assigns ("Holder"), is entitled to purchase, on the terms and subject to the provisions of this Warrant, from Netsmart Technologies, Inc., a Delaware corporation (the "Company"), _____________________ (______) shares of the common stock, par value $.01 per share ("Common Stock"), of the Company at an exercise price per share (the "Exercise Price") of [$________], at any time during the period (the "Exercise Period") commencing on the date of this Warrant and ending at 5:30 P.M. New York City time, on ___________ __, 200_; provided, however, that if such date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day on which such banks are not authorized to be closed. Reference to the Warrants shall mean all of the Series E Common Stock Purchase Warrants issued by the Company and any Warrants issued as a result of the transfer or partial exercise of any of such Warrants. The Warrants were issued pursuant to an agreement dated April 10, 2002, by and between Newbridge Securities Corporation and the Company (the "Agreement"). This Warrant shall terminate and the Holder shall have no rights under this Warrant if the date of the termination of Warrant exercise, as defined in the Agreement, occurs prior to the first day of the Exercise Period. In such event, the Holder shall immediately, upon request of the Company and for no consideration, return this Warrant to the Company.

     (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. Payment of the Exercise Price shall be made by wire transfer or check (subject to collection) in the amount of the Exercise Price payable to the order of the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates


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representing such shares of Common Stock shall not then be actually delivered to the Holder. The shares of Common Stock issued or issuable upon exercise of this Warrant are referred to as the "Warrant Shares."

     (b) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise or conversion of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant and that it shall not, without the prior approval of the holders of a majority of the Warrants then outstanding, increase the par value of the Common Stock.

     (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise of this Warrant, the Company shall issue to the Holder cash equal to the value of the fractional share. The value of a shares, for purposes of computing fractional share interests shall mean: The current value per share of Common Stock shall be determined as follows:

          (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market ("Nasdaq") or other automated quotation system which provides information as to the last sale price, the current value shall be the average of the reported last sale prices of one share of Common Stock on such exchange or system on the last five (5) trading days prior to the date of exercise of this Warrant, or if, on any of such dates, no such sale is made on such day, the closing bid price for such date on such exchange or system shall be used; or

          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean the average of the reported last bid price of one share of Common Stock as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar reporting service, on the last five (5) trading day prior to the date of the exercise of this Warrant; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Paragraph (k) of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon


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surrender  and  cancellation  of this Warrant,  if  mutilated,  the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or Mutilated shall be at any time enforceable by anyone.

     (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth in this Warrant.

     (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment in case the Company shall, subsequent to March 31, 2002, (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph (f) shall occur.

     (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Paragraph (f) of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail, by first class mail, a copy of such certificate to the Holder at the Holder's address set forth in the Company's Warrant Register.

     (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail, return receipt requested, to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this Paragraph (h) a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (i) RECLASSIFICATION, REORGANIZATION OR MERGER.

          (1) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Paragraph (i)(1) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (2) Notwithstanding the provisions of Paragraph (i)(1) of this Warrant, in the event of a cash merger, this Warrant, if not exercised prior to the effective time of the cash merger, shall, at the effective time of the cash merger, without any action on the part of the holder, become and be converted into the right to receive cash equal to the amount determined by (a) multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the amount by which (i) the consideration payable with respect to one share of Common Stock in the cash merger exceeds (ii) the Exercise Price, and (b) dividing the result so obtained by the consideration payable with respect to one share of Common Stock in the cash merger. A cash merger shall mean merger or consolidation of the Company into another corporation or entity or the sale by the Company of all or substantially all of its business and assets in a transaction in which the net proceeds from such sale are distributed to the Company's stockholders in liquidation of their shares of Common Stock, if, and only if, the sole consideration to be received by the holders of the Common Stock is cash, including any contingent cash.

     (j) REGISTRATION UNDER THE SECURITIES ACT OF 1933.

          (1) In the event that, at any time during the period commencing with the issuance of this Warrant and ending March 1, 2005, the Company registers its securities pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with a public offering of its securities (other than a registration statement on Form S-4 or S-8 or subsequent similar forms), the Company shall advise the registered holders of the Warrants or the Warrant Shares (each such person being referred to herein as a "holder") by written notice at least one week prior to the filing of any registration statement under the Securities Act covering any securities of the Company and will upon the request of any such holder include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares; provided, however, that the Company shall not be required to include such Warrant Shares in a registration statement relating to an offering by the Company of securities for its own account if the managing underwriter shall have advised the Company in writing that the inclusion of such Warrant Shares will have a material adverse effect upon the ability of the Company to sell securities for its own account, and provided, further, that the holders are not treated less favorably than others having piggyback registration rights. The Company shall keep the registration statement current and effective for the holders for a period of nine (9) months from the effective date of such registration statement or until such earlier date as all of the registered Warrant Shares shall have been sold. In connection with such registration, if requested by the managing underwriter as a condition to the inclusion of the Warrant Shares in the registration statement, the holders shall agree not to sell or otherwise distribute the Warrant Shares pursuant to the registration statement for such period not to exceed six months (the "lock-up period") as the managing underwriter shall request, in which event the Company will keep the registration statement current and effective for nine (9) months after the expiration of the lock-up period or such earlier date as all of the registered Warrant Shares shall have been sold. If the Company is eligible to register the Warrant Shares on a Form S-3 or similar short-form registration statement, the Company shall use such form and shall keep the registration statement current and effective until all of the Warrant Shares shall have been sold.

          (2) Notwithstanding the provisions of Paragraphs (j)(1) of this Warrant, the Company's obligations to keep a registration statement current and effective shall be suspended for an Excusable Reason, as hereinafter defined. If an Excusable Reason shall occur, the Company shall give the holders prompt notice thereof, and the holders shall refrain from thereafter making sales pursuant to the registration statement until the cessation of the Excusable Reason. An "Excusable Reason" shall mean the occurrence of negotiations with respect to a material agreement prior to the either the announcement of the execution of the agreement or the termination of the negotiations with respect to such proposed agreement and other similar material corporate events to which the Company is a party or expects to be a party if, in the reasonable judgment of the Company, disclosure of the negotiations or other event would be required to be included in a registration statement filed pursuant to the Securities Act or filed with the Commission in a filing which would be incorporated by reference in such a registration statement and such disclosure would be adverse to the best interests of the Company; provided that the Company is continuing to treat such negotiations as confidential and provided, further, that the period during which the Company is precluded from filing the registration statement (or suspended the use of an effective registration statement) as a result thereof has not exceeded sixty (60) days and provided, further, that the Company shall not, without the consent of the holders of a majority of the then outstanding Warrant Shares, determined as if all outstanding Series E Warrants had been exercised, be permitted to suspend the use of an effective registration statement for an Excusable Reason more than twice in any twelve-month period. In the event that the use of a registration statement is suspended for an Excusable Reason, the period during which the registration statement shall be kept current and effective shall be extended for the number of days that the use of the registration statement is suspended for an Excusable Reason; provided, that the Company shall not be required to keep the registration statement current and effective subsequent to the December 31, 2007. The Company shall advise the holders in writing of the occurrence and termination of an Excusable Reason. The Company shall not be in violation of this Paragraph (j) if such delays exceed those provided for in this Paragraph (j)(2) and are caused by action or inaction by the Commission, the National Association of Securities Dealers, Inc., NASD
Regulation, Inc., any stock exchange or market or any state securities commission or any holder.

          (3) The following provision of this Paragraph (j) shall also be applicable:

               (A) The Company shall bear the entire cost and expense of any registration of securities pursuant to Paragraph (j)(1) of this Warrant. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Paragraph (j) shall, however, bear any transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto as well as any fees and disbursements of counsel for the holder.

               (B) The Company shall indemnify and hold harmless each holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such holder any Warrant Shares from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel shall, if, in the reasonable opinion of counsel for the Company, the representation by such counsel of both the Company and the indemnified parties constitutes a conflict of interest under applicable Code of Professional Responsibility, be separate from counsel for the Company, provided, that the Company shall not be required to pay the fees of more than one firm representing all holders, including all underwriters engaged by the holders and the controlling persons of such holders and underwriters, which counsel shall be selected by the holders of a majority of shares of Common Stock registered in the offering, including shares registered by holders other than holders of Series E Warrants or Warrant Shares, and in other offerings where the claim is essentially the same) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Paragraph (j) or any application or other filing under any state securities law caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other Federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that any such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement, each person, if any, who controls the Company within the meaning of the Securities Act and each other holder, in the manner set forth in this Paragraph (j)(3)(B), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Paragraph (j) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein.


               (C) Within five (5) days after  receipt by an  indemnified  party under Paragraph (f)(3)(B) of this Warrant of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. The failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability under said Paragraph (f)(3)(B) as to the particular item for which indemnification is then being sought, unless such indemnifying party was materially prejudiced from such failure to give timely notice, and will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under said Paragraph (f)(3)(B). If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or
(ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is, in the opinion of counsel for the indemnifying party, inappropriate under applicable standards of professional conduct as provided in Paragraph (f)(3)(B) of this Warrant. The indemnifying party will not be liable to such indemnified party under this Paragraph (f)(3)(C) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence in each jurisdiction, such counsel to be selected as provided in said Paragraph (f)(3)(B); (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under Paragraphs (f)(3) (B) and (C) of this Warrant for any settlement effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

               (D) Neither the giving of any notice by any holder nor the making of any request for prospectuses shall impose any upon any holder making such request any obligation to sell any Warrant Shares or exercise any Warrants.

               (E) In connection with any registration statement filed pursuant to this Paragraph (j), the Company shall supply prospectuses and qualify the Warrant Shares for sale in such states as the Company is otherwise registering or qualifying its securities; provided, that the Company shall not be required to qualify or register the Warrant Shares in any jurisdiction where such qualification or registration would require the Company to submit generally to the jurisdiction of such state.

               (F) As used in this Paragraph (j) the Warrant Shares which may be registered shall mean the Warrant Shares which have not been sold either pursuant to a registration statement or pursuant to Rule 144 of the Commission pursuant to the Securities Act or any similar rule. Notwithstanding the foregoing, if a holder may sell, pursuant to Rule 144 or any subsequent similar rule, all of the Warrant Shares which the holder proposes to sell without restriction on quantity or method of sale, the Company shall not be required to register the holder's Warrant Shares or maintain the effectiveness of any registration statement.

               (G) As a condition to the inclusion of the Warrant Shares of the holder of this Warrant, such holder shall:

                    (i) furnish the information and indemnification as set forth in Paragraph (j)(3)(B) of this Warrant;

                    (ii) not sell any Shares pursuant to the registration statement except in the manner set forth in the registration statement;

                    (iii) comply with the prospectus delivery requirements and the provisions of Regulation M of the Commission pursuant to the Securities Act; and

                    (iv) agree not to sell or otherwise transfer any Warrant Shares pursuant to a registration statement upon receipt of advice from the Company that the registration statement is no longer current until the Holder is advised that the Warrant Shares may be sold pursuant to the registration statement.

               (H) The registration rights contained in this Paragraph (j) shall relate to the Warrant Shares held by the holder and any transferee unless such the holder or such transferee may sell such Warrant Shares pursuant to Rule 144 of the Commission under the Securities Act or any subsequent similar rule without limitation as to the number of shares which may be sold.

               (I) The Company's agreements with respect to the Warrant Shares in this Paragraph (j) shall continue in effect regardless of the exercise of the Warrants.

     (k) TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

          (1) To a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act and in compliance with applicable state securities laws with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Paragraph (j) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

          (2) To any person upon delivery of a prospectus then meeting the requirements of the Securities Act and state securities laws relating to such securities and the offering thereof for such sale or disposition.

Dated as of  _____________ __, 200_



                                              NETSMART TECHNOLOGIES, INC.



                                              By:______________________________
                                                      James L. Conway, CEO

                                  PURCHASE FORM

                                   Dated:                      , 20

The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of $_______ in payment of the Exercise Price therefor.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:___________________________________________________________________________
               (Please typewrite or print in block letters)

Signature:___________________________________________

Social Security or Employer Identification No.________________________

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,____________________________________________________________
hereby sells, assigns and transfer unto

Name___________________________________________________________________________
               (Please typewrite or print in block letters)

Address________________________________________________________________________

Social Security or Employer Identification No._______________________

The right to purchase Common Stock represented by this Warrant to the extent of _________shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________ attorney to transfer the same on the books of the Company with full power of substitution.

Dated:                     , 20


Signature_________________________________________


Signature Medallion Guaranteed:


__________________________________________________